Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182864 on Form S-8 of our report dated March 24, 2014 relating to the consolidated financial statements of Georgetown Bancorp, Inc. and Subsidiary as of December 31, 2013 and 2012 and for the years then ended appearing in this Annual Report on Form 10-K.

/s/ Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts

March 28, 2014